Suite 1100
2 West Washington Street
Greenville, SC 29601

March 4, 2016

Congaree Bancshares, Inc.

1201 Knox Abbott Drive

Cayce, SC 29033

Ladies and Gentlemen:

We have acted as counsel to Congaree Bancshares, Inc., a South Carolina corporation (“CBI”), in connection with the Merger and Second Step Merger, as defined and described in the Agreement and Plan of Merger dated as of January 5, 2016 (the “Merger Agreement”) by and among Carolina Financial Corporation, a Delaware corporation (“CFC”), CBAC, Inc., a South Carolina corporation and wholly owned subsidiary of CFC (”Merger Sub”) and CBI. This opinion is being delivered in connection with the Registration Statement on Form S-4 in the form filed by CFC with the Securities and Exchange Commission on February 9, 2016, File No. 333-209440 (the “Registration Statement”). Unless otherwise indicated, each defined term has the meaning ascribed to it in the Merger Agreement.

In connection with this opinion, we have examined the Merger Agreement, the Registration Statement, and such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion. In all our examinations, we have assumed, or will assume, the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity to original documents of all documents submitted to use as copies or drafts.

In addition, we have assumed that (i) the Merger and Second Step Merger will be consummated in the manner contemplated by the Registration Statement and in accordance with the provisions of the Merger Agreement; and (ii) the information set forth in the Registration Statement and the statements concerning the Merger and Second Step Merger in the Merger Agreement for purposes of this opinion are true, correct and complete and will remain true, correct and complete at all times up to and including the Effective Time.

Based solely upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that the discussion set forth in the Registration Statement under the heading “PROPOSAL NO. 1-THE MERGER — Important Federal Income Tax Consequences,” to the extent that such discussion relates to matters of United States federal income tax law, is accurate in all material respects.

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Congaree Bancshares, Inc.

March 4, 2016

The foregoing opinion reflects our best professional judgment as to the correct United States federal income tax consequences of the matters that it addresses. Our opinion is expressly conditioned on, among other things, the accuracy of all such facts, information, statements and representations as of the date hereof. This opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise our opinion to reflect any changes (including changes that have retroactive effect) (i) in applicable law or (ii) that would cause any statement, representation or assumption herein to be no longer be accurate.  Finally, our opinion is limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of the Merger or Second Step Merger or any other transactions.

This opinion is being delivered to you solely for the purpose of being included as an exhibit to the Registration Statement. It may not be relied upon or utilized for any other purpose (including without limitation satisfying any conditions in the Agreement) or by any other person or entity, and may not be made available to any other person or entity without our prior written consent.  Notwithstanding the previous sentence, we hereby consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to the Registration Statement and to the reference to our firm under the heading “PROPOSAL NO. 1-THE MERGER — Important Federal Income Tax Consequences.”  In giving such consent, we do not thereby admit that we are in a category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder.

Very truly yours,

Smith Moore Leatherwood LLP
By:	/s/ Richard L. Few, Jr.